UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2012

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York	10119-4015

(Address of principal executive offices)	(Zip Code)

(212) 692-7200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

___    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K, which we refer to as this Current Report, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that are not clearly historical in nature are forward-looking, and the words “intends,” “estimates,” “anticipate,” “will,” “expects,” “plans,” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 and our other filings with the Securities and Exchange Commission.  Copies of our filings with the Securities and Exchange Commission are available on our website at www.lxp.com. We have not incorporated by reference into this Current Report the information in, or that can be accessed through our website, and you should not consider any such information to be a part of this Current Report. All forward-looking statements included in this Current Report are based on information available as of the filing of this Current Report.  We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

Item 1.01    Entry into a Material Definitive Agreement.

On April 27, 2012, Lexington Realty Trust, which we refer to as the Trust, LMLP GP LLC, a wholly-owned subsidiary of the Trust, Inland American (Net Lease) Sub, LLC, which we refer to as Inland, and Net Lease Strategic Assets Fund L.P., which we refer to as NLSAF, entered into an Agreement Regarding Disposition of Property and Other Matters, which we refer to as the Disposition Agreement. The Disposition Agreement reflects the agreement of the partners of NLSAF regarding the disposition of the assets of NLSAF and the ultimate termination of the joint venture and the related Management Agreement, dated as of August 10, 2007, which we refer to as the Management Agreement. NLSAF is governed by that Second Amended and Restated Limited Partnership Agreement of NLSAF, dated as of February 20, 2008, which we refer to as the NLSAF Agreement.

Pursuant to the Disposition Agreement, any notice previously delivered by the Trust exercising the buy/sell right in Section 11.2 of the NLSAF Agreement and any notice previously delivered by Inland exercising the right of first offer in Section 11.1 of the NLSAF Agreement have no force or effect. In addition, the Trust agreed to either (1) sell its interest in NLSAF to Inland for $219,838,376 less all distributions on account of such interest received by the Trust between April 27, 2012 and October 1, 2012 or (2) purchase Inland's interest in NLASF for $14,374,496 less all distributions on account of such interest received by Inland between April 27, 2012 and October 1, 2012. The price for Inland's interest in NLSAF equals the return it is expected to receive on its investment in NLSAF through December 21, 2012. Under the Disposition Agreement, Inland has until September 17, 2012 to deliver a written response to the Trust constituting an irrevocable agreement to either (1) purchase the Trust's interest in NLSAF or (2) sell its interest in NLSAF to the Trust. If Inland fails to deliver a written response to the Trust by September 17, 2012, Inland shall be deemed to have irrevocably agreed to sell its interest in NLSAF to the Trust pursuant to the Disposition Agreement. The closing of the sale or purchase will occur on October 1, 2012. In the event that Inland elects to purchase the Trust's interest in NLSAF, Inland will, among other things, pay the purchase price by delivery of a non-recourse promissory note secured by all of the interests in NLSAF, which promissory note will accrue interest at a rate of 7.07% per annum and mature on December 21, 2012. In the event that Inland elects to sell its interest in NLSAF to the Trust, the Trust will pay the purchase price in cash.

The Disposition Agreement provides Inland with the right, on behalf of NLSAF, to market all of the assets of NLSAF for sale to a bona fide third party, but NLSAF may not enter into any binding or nonbinding agreement to sell or otherwise dispose of the assets of NLSAF to such bona fide third party unless such agreement (1) (x) can be terminated by NLSAF prior to October 1, 2012 without any penalty whatsoever or (y) is entered into after Inland has irrevocably agreed to purchase the Trust's interest as described above, the closing under such agreement is conditioned on the closing of the sale of the Trust's interest in NLSAF to Inland and the net proceeds of such sale are greater than or equal to the purchase price to be paid by Inland for the Trust's interest in NLSAF, and (2) has a closing date on or after October 4, 2012.

In addition, the Disposition Agreement provides that the Trust has the right to acquire the asset located in Lavonia, Georgia and the asset located in Tempe, Arizona, both of which are owned by NLSAF, for the amount allocated to such assets in a letter of intent or other applicable agreement with a bona fide third party described above, or if no such letter of intent or agreement has been entered into by September 17, 2012, for $12,000,000 and $13,725,000, respectively. If the Trust exercises its right to acquire one or both of these assets, such asset or assets will be distributed to the Trust by NLSAF prior to September 26, 2012 in accordance with the NLSAF Agreement.

Finally, the Disposition Agreement provides that the definition of “Preferred Equity Return” in the NLSAF Agreement is amended and restated in its entirety as set forth in the Disposition Agreement. If Inland defaults under its obligations with respect to the purchase and sale of the interests in NLSAF described above or takes any action, or colludes with any other party to take any action, that hinders or delays the sale of either Inland's interest in NLSAF or the Trust's interest in NLSAF, and, as a result thereof, any such sale does not occur on or prior to October 1, 2012, the amendment and restatement of the definition of “Preferred Equity Return” will be null and void and of no force and effect.

The foregoing description of the Disposition Agreement is qualified in its entirety by the Disposition Agreement filed as Exhibit 10.1 to this Current Report, which is incorporated herein by reference.

Item 1.02    Termination of a Material Definitive Agreement.

To the extent that the Disposition Agreement represents a termination of the NLSAF Agreement and/or the Management Agreement, the disclosure under “Item 1.01 - Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On April 30, 2012, the Trust issued a press release announcing its intention to redeem all 2,740,874 shares of its 8.05% Series B Cumulative Redeemable Preferred Stock (NYSE:LXPPRB), which we refer to as the Series B Preferred Shares, on May 31, 2012. The Series B Preferred Shares will be redeemed at a redemption price of $25.00 per share, plus accumulated and unpaid distributions thereon up to and including the redemption date of May 31, 2012 in the amount of $0.335417 per share, and distributions on the Series B Preferred Shares called for redemption will cease to accrue on and after such date. A copy of the press release announcing the redemption of the Series B Preferred Shares is furnished herewith as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.
The information furnished pursuant to this “Item 7.01 - Regulation FD Disclosure”, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by the Trust under the Exchange Act or Securities Act of 1933, as amended, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

10.1    Agreement Regarding Disposition of Property and Other Matters, dated as of April 27, 2012, among Lexington Realty Trust, LMLP GP LLC, Inland American (Net Lease) Sub, LLC and Net Lease Strategic Assets Fund L.P.

99.1    Press Release issued April 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: April 30, 2012	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

Exhibit Index

10.1    Agreement Regarding Disposition of Property and Other Matters, dated as of April 27, 2012, among Lexington Realty Trust, LMLP GP LLC, Inland American (Net Lease) Sub, LLC and Net Lease Strategic Assets Fund L.P.

99.1    Press Release issued April 30, 2012.

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